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                                   EXHIBIT 11

                    WATKINS-JOHNSON COMPANY AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE





                                                                          For Three Months Ended
                                                                 -----------------------------------------

                                                                 March 29, 1996             March 31, 1995
                                                                 --------------             --------------

For primary net income per share:

         Weighted average shares
                outstanding                                         8,136,000                    7,639,000

         Equivalent shares--dilutive
                stock options--based on
                treasury stock method using
                average market price                                  447,000                      807,000
                                                                     --------                     --------

         Total                                                      8,583,000                    8,446,000
                                                                   ==========                   ==========

For fully diluted net income per share:

         Weighted average shares
                outstanding                                         8,136,000                    7,639,000

         Equivalent shares--dilutive
                stock options--based on
                treasury stock method using
                greater of closing market
                price or average price                                447,000                      902,000
                                                                     --------                     --------

         Total                                                      8,583,000                    8,541,000
                                                                   ==========                   ==========


Net Income                                                             $6,434                       $5,353
                                                                       ======                       ======

Primary net income per share                                             $.75                         $.63
                                                                         ====                         ====

Fully diluted net income per share                                       $.75                         $.63
                                                                         ====                         ====



This   calculation  is  submitted  in  accordance   with  Regulation  S-K,  Item
601(b)(11).

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